Exhibit 99.9

Entrustment Agreement
投票权委托协议

THIS ENTRUSTMENT AGREEMENT (this “Agreement”) is made on August 12, 2010 by and among YAO Jia, a Philippine passport holder (“Party A”), and YAO Anping, a citizen of the People’s Republic of China (“PRC”), TIAN Songling, a PRC citizen, and Xi’an Sea Petroleum & Chemical Co., Ltd., a PRC limited liability company (collectively “Party B”). Party A and Party B are sometimes collectively referred to as the “Parties.”
本投票权委托协议（“委托协议”）由菲律宾护照持有人姚佳（“甲方”）和中华人民共和国（“中国”）公民姚安平、中国公民田松岭以及一家中国有限责任公司，即西安海洋石化工程建设有限公司（合称“乙方”）于2010 4180;8月12日签署。甲方与乙方在本协议中合称为当事方。

Recital
序言

Whereas, the Party A currently owns 100% issued and outstanding shares of Ultimate Sino Holdings Ltd, a British Virgin Islands Company (the “Company”).
鉴于甲方目前拥有英属维京群岛公司Ultimate Sino Holdings Ltd（“公司”）100%已发行的股份。

Whereas, the Company is the controlling shareholder of, and holds the majority of the issued and outstanding ordinary shares of, Orient New Energy Investments Limited, a British Virgin Islands company (“Orient BVI”).
鉴于，公司是东方新能源投资有限公司（“东方新能源”）目前的控股股东，并拥有东方新能源的大部分已发行普通股。

Whereas, Party B has expertise in operating and managing enterprises, and Party A desires to entrust Party B with the exercise of Party A’s shareholder rights in the Company on behalf of Party A, which entrustment Party B accepts.
鉴于乙方是企业运营和管理方面的专家，因此甲方旨在授权乙方代表其行使其在公司所享有的股东权利，乙方接受该等授权；

NOW, THERFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:
据此，基于前述事实以及各方在本协议项下所做的相互承诺与保证，以及各方在此确认收讫并确认充分的其他良好有价对价，协议各方现达成如下协议，以资信守：

1.
Party A hereby appoints Party B as her exclusive agent and attorney for the term of this Agreement and as permitted by law and the Company’s Memorandum and Articles of Association, and entrusts Party B with, and authorizes Party B to exercise, all of Party A’s shareholder rights in the Company, including voting rights (collectively the “Rights”). Party B hereby accepts such appointment and entrustment, and agrees to exercise such Rights in accordance with and within the parameters of the laws of the British Virgin Islands and the Memorandum and Articles of Association of the Company.

甲方在此任命乙方在本协议期间担任其唯一的代理人，并在法律以及公司章程允许的范围内，授权乙方行使其在公司享有的全部股东权利，包括投票权（“权利”）。乙方在此接受该等任命和授权，并同意按照英属维京群岛法律和公司章程 340;规定行使该权利。

2.
Pursuant to the foregoing appointment and entrustment, Party B hereby designates YAO Anping as representative of Party B to exercise the Rights, which designation Party A hereby acknowledges. In addition, Party B may establish and amend other rules to govern how Party B shall exercise the Rights, and Party A shall only proceed in accordance with such rules.

根据前述任命以及授权，乙方在此指派姚安平作为乙方代表行使该等权利，甲方在此确认并认可该等指派。此外，乙方可以制订和修改其他有关如何行使甲方授予乙方权利的规则。甲方应仅依该规则行事。

3.	To facilitate Party B’s exercise of the Rights, Party A hereby irrevocably grants Party B authorization to operate and manage the Company during the term of this Agreement, as follows:
为实现乙方行使该权利之目的，甲方在此同意依本协议约定，在本协议期间内，不可撤销的授予乙方如下运营和管理公司的权力：

3.1
Party B shall, on behalf of Party A, designate and appoint the Company’s directors, legal representative, General Manager, Chief Financial Officer, and other senior officers. If any member of such senior management leaves or is dismissed by Party B on behalf of Party A, he or she will lose the qualification to take such position with the Company. The person designated and appointed by Party B in accordance with this section shall have the qualifications as a Director, General Manager, Chief Financial Officer, and/or other relevant senior officers pursuant to applicable laws.

乙方应代表甲方指定和任命公司董事、法定代表人、总经理、财务总监和其他高管。如果任何高管离职或被乙方代表甲方解雇，其将失去在公司担任该职务的资格。由乙方根据本条款任命或指定的人员依据相应的法律应具有担任董事、总经&# 29702;、财务总监或高管的资格。

3.2
Party A hereby agrees to accept the corporate policies provided by Party B in connection with the Company’s daily operations, financial management and the employment and dismissal of the Company’s employees.

甲方同意接受和遵守所有乙方制定的关于公司日常运营、财务管理和以任免公司雇员事务的规则。

3.3	Without the prior written consent of Party B, the Company shall not conduct any transaction which may materially affect the assets, obligations, rights or the operations of the Company.
未经乙方事先书面同意，公司不得进行任何可能对公司资产、债务、债权或运营产生重大不良影响的交易。

4.
During the term of this Agreement, and subject to the Company’s Memorandum and Articles of Association, Party A shall ensure the Company’s execution of the following decisions of Party B: (i) issuing or creating any new shares, equity, registered capital, ownership interest, or equity-linked securities, or any options or warrants that are directly convertible into, or exercisable or exchangeable for, shares, equity, registered capital, ownership interest, or equity-linked securities of the Company, other similar equivalent arrangements: (ii) altering the shareholding structure of the Company; (iii) canceling or otherwise alter the shares of the Company Party A holds; (iv) amending the register of members or the memorandum and articles of association of the Company; or (v) liquidating or winding up the Company.

在本协议期间，根据公司章程规定，甲方同意确保公司执行乙方下列决定：(i) 发行或创设新的股份、股权、注册资本、所有权益、可以转化为公司股份、股权、注册资本、股权相关证券、或所有权益的期权或认股权证；（ii）变更公司股权结构；（iii）取消或变更甲方持有的公司股权；（iv）修改公司股东名册或 公司章程；（v）清算和解散公司。

5.
This Agreement shall take effect on the date of execution by Parties and shall remain in full force until Party A no longer holds any shares of the Company, at which point this Agreement shall automatically terminate.

本协议自双方签署之日起生效，并且持续有效直至甲方不再持有公司股份时止，那时本协议将自动终止

6.	This Agreement shall be executed in both Chinese and English, in two (2) duplicate originals. Each Party shall hold one (1) original, each of which shall have the same legal effect.
此协议以中英文签署，一式二份，各方各执一份，具同等法律效力。

[SIGNATURE PAGE FOLLOWS]
[以下为签字页]

IN WITNESS WHEREOF the Parties hereto have executed this Agreement on the date first above written.
兹证明，协议各方于本协议首页载明之日期签署本协议。

Party A 甲方 Name: YAO Jia 姓名：姚佳

/s/ YAO Jia

Party B 乙方 Name: YAO Anping 姓名：姚安平

/s/ YAO Anping

Name: TIAN Songling 姓名：田松岭

/s/ TIAN Songling

Name: Xi’an Sea Petroleum & Chemical Co., Ltd 姓名：西安海洋石化工程建设有限公司

(Seal)